Exhibit 99.1

Electronic Cigarettes International Group Announces 1st Half Results up 875%

Electronic Cigarettes International Group Ltd. (OTCQB: ECIG), a global marketer and distributor of electronic cigarette and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others today announced financial operating results for the second quarter and six months ended June 30, 2014.

●	Net sales increased to $15.4 million for the six months ended June 30, 2014, an increase of 875% versus prior year

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Continuing to accelerate global expansion with the announcement of strategic equity investment by an affiliate of the Mansour Group, one of the largest distributors of tobacco products throughout the Middle East & Africa

●	Launching FIN Advanced Vaping System throughout the U.S. with pre-orders from key strategic retailers to capitalize on the change in consumer and retailer preferences for vaporizer products

Results of Operations for the Three and Six Months Ended June 30, 2014

Revenues

Revenue for the three months ended June 30, 2014 and 2013 were $11,287,723 and $711,845, respectively, an increase of $10,575,878 or approximately 1,485%. The increase in revenue is primarily attributable to the revenue of Vapestick, FIN, and VIP. In addition, the Company began to increase marketing initiatives and investment in U.S. chains as well as through our international online and retail channels. Revenue for the six months ended June 30, 2014 and 2013 was $15,426,263 and $1,581,356, respectively, an increase of $13,844,907 or approximately 875%. The increase in revenue is primarily attributable to the revenue of Vapestick, FIN, and VIP. During the three months ended June 30, 2014, the Company began implementing numerous new marketing initiatives globally and substantially revamped the FIN product portfolio to include an expanded offering of vaporizers, tanks, and open system vapor products, including the launch of its new proprietary Advanced Vaping System.

Cost of goods sold for the three months ended June 30, 2014 and 2013 were $4,436,960 and $298,309 respectively, an increase of $4,138,651. The increase is primarily due to the acquisitions of Vapestick, FIN, and VIP. Cost of goods sold for the six months ended June 30, 2014 and 2013 were $7,218,627 and $650,319 respectively, an increase of $6,568,308, primarily due to the acquisitions of Vapestick, FIN, and VIP. Management believes that cost of goods sold expense as a percent of net sales, which was 39.3% and 46.8% for the three months and six months ended June 30, 2014, respectively, will maintain or marginally improve with increased scale and efficiency.

Operating Expenses

Advisory agreement warrants for the three months ended June 30, 2014 and 2013 were $3,340,872 and $0, respectively. Advisory agreement warrants for the six months ended June 30, 2014 and 2013 were $53,505,222 and $0, respectively. These expenses due to the warrants we issued to Fields Texas Limited, LLC in connection with the advisory agreement that we entered into on December 30, 2013.

Distribution, marketing and advertising expenses for the three months ended June 30, 2014 and 2013 were $4,969,645 and $250,239 respectively, an increase of $4,719,406. Distribution, marketing and advertising expenses for the six months ended June 30, 2014 and 2013 were $6,076,180 and $586,985 respectively, an increase of $5,489,195. These increases were primarily attributable to our acquisition of Vapestick, FIN and VIP, as well as increased online marketing, advertising, and promotions, as we continued various advertising campaigns to increase both online and point of sale brand awareness and sales throughput.

Selling, general and administrative cost for the three months ended June 30, 2014 and 2013 were $18,014,932 and $563,087, respectively, an increase of $17,451,845. Selling, general and administrative cost for the six months ended June 30, 2014 and 2013 were $24,294,304 and $961,957, respectively, and increase of $23,332,347. These increases were primarily due to wages, cost associated with general administrative fees, and other operating costs specifically attributable to the additions of Vapestick and FIN, as well as the general build out of our business from a historical internet only business. Other factors attributable to our increase in SG&A from the prior three and six month periods in 2013 related to increases in compensation related to new management, costs associated with our pursuit of acquisitions, legal expenses related to our efforts to uplist onto the NASDAQ Stock Market and increased marketing initiatives and costs associated with running a global business.

Loss on impairment of goodwill for the three months ended June 30, 2014 and 2013 were $8,966,443 and $0, respectively. Loss on impairment of goodwill for the six months ended June 30, 2014 and 2013 were $8,966,443 and $0, respectively. We test for impairment during any reporting period if certain triggering events occur. As of June 30, 2014, our FIN reporting unit was considered to have a triggering event due to the faster than expected migration of U.S. consumers from disposable products and an accompanying decrease in forecasted revenue as the Company responded through the introduction of new products. The significant change in the analysis from that used in the February FIN purchase price allocation related to the “year 1” revenue projections. These revenue projections initially included a revenue increase of approximately 22%, while the June 30, 2014 impairment analysis reflected a projected revenue increase of approximately 7%. When estimating the fair value of goodwill, we make assumptions regarding revenue growth rates, operating cash flow margins and discount rates. These assumptions require substantial judgment as we operate in a high growth industry and have recently acquired our reporting units.

Other Expenses

Interest expense for the three months ended June 30, 2014 and 2013 were $5,451,457 and $41,522, respectively. Interest expense for the six months ended June 30, 2014 and 2013 was $11,847,283 and $75,833, respectively. The increases were attributable to interest on the convertible notes issued by the Company in 2014 and 2013 and the payment of penalty shares in the quarter ended June 30, 2014 due to late repayment of the FIN Promissory Note, as well as amortization of deferred finance costs and the accretion of debt, offset by interest income on the conversion feature on certain debt instruments. The fair value in excess of proceeds for warrants issued during 2014 was $29,215,500 and $0 for the six months ended June 30, 2014 and 2013, respectively. The increase was attributable to the recognition of the costs associated with various warrants issued during 2014. Warrant fair value adjustment for the three months ended June 30, 2014 and 2013 were $12,456,723 and $0, respectively. Derivative fair value adjustment for the three months ended June 30, 2014 and 2013 were $4,212,539 and $0, respectively. These adjustments were primarily due to the exercise and conversion features in our warrants and notes issued in 2014, stemming from the reset of exercise and conversion prices in such warrants and notes as well as movement in the Company’s stock price. Income tax benefit for the three months ended June 30, 2014 and 2013 were $24,536,827 and $0, respectively, resulting from the Company’s conclusion that a portion of its deferred tax asset will be realized allowing for the release of a portion of its valuation allowance.

Net Loss

The net loss for the three months ended June 30, 2014 and 2013 was $367,138 and $441,312, respectively. The net loss per common share for the three months ended June 30, 2014 and 2013 was $0.00 and $0.01, respectively. The net loss for the six months ended June 30, 2014 and 2013 was $84,491,207 and $693,738, respectively. The net loss per common share for the six months ended June 30, 2014 and 2013 was $1.23 and $0.02, respectively.

About The Electronic Cigarettes International Group, Ltd. (ECIG)

The Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative for current smokers, relative to traditional cigarettes. ECIG is one of the fastest growing independent electronic cigarette companies in the world, and owns the trademarks VAPESTICK®, FIN®, Victory®, VIP®, and others. The Company owns multiple subsidiary companies and has operations in North America, Latin America, Western Europe, and Asia. ECIG offers consumers a full product portfolio that incorporates the highest quality and latest technology, and has been rated as superior in real tobacco taste amongst major brands. The Company’s website is www.ecig.co.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: ECIG’s reliance on additional financing, ECIG’s profitability and financial health, risks associated with ECIG’s products, including that they may pose a health risk; governmental regulations may impact Victory’s business; the market or consumers may not accept ECIG’s products; ECIG relies on a single class of products; existing or pending patents may affect ECIG’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.